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                                                                    Exhibit 99.2

                          CONSENT OF DIRECTOR NOMINEE

To Tower Realty Trust, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-11 (File No.
333-   ) of Tower Realty Trust, Inc. (the "Company") of references which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.


                                                /s/ Stephen B. Siegel
                                                --------------------------
                                                Stephen B. Siegel


Dated: October 9, 1997